Exhibit 99.2

Press Release

Pitney Bowes Announces Leadership Transition

Jason Dies, Who Has Successfully Overseen SendTech, Presort and Other Critical Business
 Functions Within the Company, Appointed Interim CEO

Marc Lautenbach Has Stepped Down as President, CEO and Board Member

The Board Has Formed a Long-Term Planning Committee to Oversee a Search for a
Permanent Successor and Support Other Value-Enhancing Initiatives

STAMFORD, Conn.--(BUSINESS WIRE)--Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a global shipping and mailing company that provides technology, logistics and financial services, today announced that the independent members of its Board of Directors (the “Board”) have unanimously approved the following actions:

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Jason Dies, who most recently served as the Company’s Executive Vice President and Group President, has been appointed interim Chief Executive Officer, effective immediately. Since joining Pitney Bowes in 2015, Mr. Dies has held roles of increasing responsibility and has led a number of strategic initiatives, including a successful transformation of the Company’s Sending Technology Solutions (“SendTech”) segment. As Executive Vice President and Group President, Mr. Dies was responsible for overseeing the Company’s SendTech and Presort Services (“Presort”) segments as well as the Human Resources, Information Technologies, Marketing and Communications groups. As interim Chief Executive Officer, Mr. Dies will focus on accelerating corporate cost optimization and related restructuring efforts while also working with the leaders of SendTech, Presort and Global Ecommerce to identify actionable opportunities to strengthen performance and market positioning.

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The Board will be conducting a comprehensive search process for a new permanent Chief Executive Officer. The process will be supported by a nationally recognized, independent search firm. The process is expected to include internal and external candidates.

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The Board has formed a Long-Term Planning Committee (the “Committee”) to lead the search process. The Committee is also responsible for assisting the Board in its oversight of the Company’s ongoing strategic initiatives and evaluating new value creation opportunities. The Committee’s members are Mary J. Guilfoile, Katie May, Sheila A. Stamps and Kurt Wolf, with Ms. Guilfoile and Mr. Wolf serving as co-Chairs.

In connection with these actions, Marc Lautenbach has stepped down as President and Chief Executive Officer and as a member of the Board, effective immediately. With his departure, the Company’s Board now includes eight members.

Ms. Guilfoile, Chair of the Board, commented:

“For more than 100 years, Pitney Bowes has embraced change in order to best serve its clients, partners, employees and shareholders. This philosophy has allowed Pitney Bowes to evolve from producing analog postage-stamping machines to now providing technology-enabled mailing, sortation and shipping solutions to an expansive global client base. After careful deliberation and consideration of various factors, the Board determined it is the right time to initiate a search for our next permanent Chief Executive Officer and install a qualified interim leader who can continue to advance key initiatives and pursue new opportunities for value creation. Jason’s collaborative leadership style and strong industry experience give us confidence that he will be able to drive tangible progress across the organization and facilitate a smooth transition for all of the Company’s stakeholders.”

Ms. Guilfoile added:

“On behalf of the entire Board, I want to take this opportunity to thank Marc for his many years of dedication and leadership. Marc fostered commitments to innovation and client-centricity that will endure at Pitney Bowes. He also successfully led us through the challenging Covid-19 pandemic, which had a profound impact on the global supply chain. We appreciate his many contributions to our transformation and wish him all the best.”

Mr. Lautenbach stated:

“It has been an honor and a privilege to lead this iconic company for over a decade. As proud as I am of what has been accomplished, I am particularly proud of our team, who has always been guided by our ‘true north’ – our value of doing the right thing the right way. I am confident that this value will continue to guide our Company’s journey going forward.”

Mr. Dies concluded:

“I am extremely excited to take on the interim Chief Executive Officer role and want to thank the Board for placing its trust in me. All of us at Pitney Bowes know that we are part of a historic brand that plays a pivotal role in helping companies meet their most critical mailing and shipping needs. I look forward to working with all my colleagues to identify new opportunities and solve challenges head-on, leading to positive impacts for our clients, shareholders, partners and employees. This is a very exciting time for Pitney Bowes, and I intend for this to be a highly productive transition period as we drive tangible progress and support value creation for all our stakeholders.”

Additional information related to today’s announcements can be found on Form 8-K filed with the U.S. Securities and Exchange Commission.

Jason Dies Biography

Jason Dies joined Pitney Bowes in 2015 and has held several senior leadership roles. He led the transformation of SendTech, creating value for clients with an entirely modernized portfolio, securing revenue and free cash flow, while creating new growth paths in shipping. He also, in the last year, has taken on oversight of the Company’s Presort segment, resulting in him leading the two key profit and free cash flow drivers for the Company. Previously, Jason was General Manager, Public Sector for IBM Global Technology Services (“IBM”), North America where he was responsible for IBM’s strategic IT outsourcing business for clients in the State & Local Government, Healthcare and Education industries. During his 20-year career at IBM, Jason held senior leadership positions in North America, Europe and Asia, and led teams across diverse business units including services, hardware, business process outsourcing and partner organizations. Jason graduated from Cornell University with a Bachelor of Arts in Government, and holds a Masters of Arts in Political Science from the University of Pennsylvania.

About Pitney Bowes

Pitney Bowes (NYSE:PBI) is a global shipping and mailing company that provides technology, logistics, and financial services to more than 90 percent of the Fortune 500. Small business, retail, enterprise, and government clients around the world rely on Pitney Bowes to remove the complexity of sending mail and parcels. For additional information, visit:  www.pitneybowes.com.

Contacts

For Media:

Kathleen Raymond,
Head of Communications
203.351.7233

For Investors:

Alex Brown
Senior Manager, Investor Relations
203.351.7639

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance. Forward-looking statements include, but are not limited to, statements about the Company’s future progress, plans, market positioning and future events or conditions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, not realizing the anticipated benefits of our ongoing strategic initiatives, corporate cost optimization and related restructuring efforts; declining physical mail volumes; changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; our ability to continue to grow and manage unexpected fluctuations in volumes, gain additional economies of scale and improve profitability within our Global Ecommerce segment; the loss of some of our larger clients in our Global Ecommerce and Presort Services segments; the loss of, or significant changes to, United States Postal Service (USPS) commercial programs, or our contractual relationships with the USPS or their performance under those contracts;  the impacts on our cost of debt due to recent increases in interest rates and the potential for future interest rate hikes; and other factors as more fully outlined in the Company’s 2022 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2023. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events or developments.